EXHIBIT 10.1

DIRECTOR INDEMNIFICATION AGREEMENT

This Director Indemnification Agreement, dated as of                  ,         (this “Agreement”), is made by and between Conagra Brands, Inc. a Delaware corporation (the “Company”), and                         (“Indemnitee”).

RECITALS:

A.    Delaware law authorizes (and in some instances requires) corporations to indemnify their directors, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors.

B.    Pursuant to Article V of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Article VII of the Company’s Amended and Restated Bylaws (the “Bylaws” and the Certificate of Incorporation and Bylaws, as may be amended from time to time, together the “Constituent Documents”), the Company is authorized (and in some instances required) to indemnify the Company’s directors.

C.    In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to an express contract (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Constituent Documents) in the event of any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide this Agreement memorializing the Company’s obligations to indemnify the Company’s directors and advance expenses.

D.    In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Indemnification Obligation.

(a)    The Company shall indemnify Indemnitee in the event Indemnitee was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, Indemnitee had no reasonable cause to believe the conduct was criminal.

(b)    The Company shall indemnify Indemnitee in the event Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as a director of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(c)    No indemnification under Section 1(a) or 1(b) shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Chancery Court of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Chancery Court of the State of Delaware or such other court shall deem proper.

2.    Advancement of Expenses. Expenses incurred by Indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in the form attached hereto as Exhibit A.

3.    Presumptions.

(a)    To the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 of this Agreement, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

(b)    For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was criminal.

(c)    In making any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder (a “Standard of Conduct Determination”), the person or persons making such determination shall presume that

Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. The knowledge and/or action, or failure to act, of any other director, officer, employee, agent or representative of the Company will not be imputed to Indemnitee for purposes of any Standard of Conduct Determination. Any Standard of Conduct Determination that Indemnitee has satisfied the applicable standard of conduct shall be final and binding in all respects, including with respect to any litigation or other action or proceeding initiated by Indemnitee to enforce his or her rights hereunder. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware.

4.    Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have against the Company under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise. Notwithstanding the foregoing, the Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any indemnifiable losses to the extent Indemnitee has otherwise actually received and is entitled to retain payment (net of any expenses incurred in connection therewith and any repayment by Indemnitee made with respect thereto) under any insurance policy, the Constituent Documents and other indemnity provisions.

5.    Successors and Binding Agreement.

(a)    This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)     This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)     This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 5(a) and 5(b).

6.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

7.    Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company.

8.    Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.

9.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

CONAGRA BRANDS, INC.

By:
Name:
Title:

[INDEMNITEE]
[Address]

[Indemnitee]

EXHIBIT A

UNDERTAKING

This Undertaking is submitted pursuant to the Director Indemnification Agreement, dated as of                  ,          (the “Indemnification Agreement”), between Conagra Brands, Inc., a Delaware corporation (the “Company”), and the undersigned.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with                          (the “Indemnifiable Claim”).

The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this      day of                 ,         .

[Indemnitee]